UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2016

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders of Aqua America, Inc. (the “Company”) was held on May 6, 2016 at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, pursuant to the Notice sent, on or about March 25, 2016, to all shareholders of record at the close of business on March 7, 2016. At the annual meeting:

1. The following nominees were elected as directors of Aqua America, Inc. to serve for one-year terms and until their successors are elected and qualified. The votes received are set forth adjacent to the names below:

Name of Nominee	For	Withheld
Christopher H. Franklin	103,227,003	1,444,035
Nicholas DeBenedictis	102,761,939	1,909,099
Carolyn J. Burke	103,483,418	1,187,620
Richard H. Glanton	100,753,878	3,917,160
Lon R. Greenberg	101,387,278	3,283,760
William P. Hankowsky	99,646,148	5,024,890
Wendell F. Holland	103,169,973	1,501,065
Ellen T. Ruff	101,747,502	2,923,536

There were 42,230,825 broker non-votes recorded for each nominee.

2. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016, was ratified by the following vote of shareholders:

For	Against	Abstain
144,625,467	1,683,484	592,912

There were no broker non-votes for the ratification of the independent registered public accounting firm.

3. The advisory vote to approve the compensation paid to the Company’s named executive officers for 2015 as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders was approved by the following vote of shareholders:

For	Against	Abstain	Broker Non-Votes
96,873,175	6,004,753	1,793,110	42,230,825

Item 8.01 Other Events.

Following the Annual Meeting, the Board of Directors appointed Carolyn J. Burke, a newly elected director, to the Executive Compensation Committee and the Audit Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 10, 2016	Aqua America, Inc.

	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Senior Vice President, General
Counsel and Secretary

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